Exhibit 99.1

Hill International, Inc.	The Equity Group Inc.
John P. Paolin	Devin Sullivan
Senior Vice President of Marketing and Corporate Communications	Senior Vice President (212) 836-9608
(856) 810-6210	dsullivan@equityny.com
johnpaolin@hillintl.com

FOR IMMEDIATE RELEASE

Hill International Reports Second Quarter and First Half 2013 Financial Results;

Return to Profitability Driven by Record Revenues and Record EBITDA

Marlton, NJ — August 5, 2013 — Hill International (NYSE:HIL), the global leader in managing construction risk, announced today its financial results for the second quarter and first half ended June 30, 2013 (see attached tables).

Total revenue for the second quarter of 2013 was a record $148.5 million, an increase of 24.3% from the second quarter of 2012.  Consulting fee revenue for the second quarter was a record $128.4 million, an increase of 23.4% from the second quarter of last year.

EBITDA (as defined below) for the second quarter of 2013 was a record $11.9 million, up 122.4% from the second quarter of 2012.  Operating profit for the second quarter was a record $9.8 million, an increase of 207.8% from the second quarter of last year.  Net earnings in the second quarter of 2013 were $0.7 million or $0.02 per diluted share, an improvement from a net loss of ($0.3 million), or ($0.01) per diluted share, in the second quarter of 2012.

The company’s total backlog at June 30, 2013 was $907 million, down from $921 million at March 31, 2013. Twelve-month backlog at June 30, 2013 was $382 million, up slightly from $381 million at March 31, 2013.

“We are very pleased that our strong revenue growth drove a return to profitability in the second quarter,” said Irvin E. Richter, Hill’s Chairman and Chief Executive Officer.  “While this past quarter saw the best operational results in the company’s history, we believe the company will continue to strengthen in the second half of this year and heading into next year,” added Richter.

First Half 2013 Results

Total revenue for the first half of 2013 was a record $284.5 million, an increase of 21.0% from the first half of 2012.  Consulting fee revenue for the first half was a record $251.0 million, an increase of 23.5% from the first half of last year.

EBITDA for the first half of 2013 was a record $21.5 million, a 273.9% increase from the first half of 2012.  Operating profit for the first half was a record $17.2 million, up 3,647.6% from $0.5 million in the first half of last year.  Net earnings for the first half of 2013 were $0.3 million, or $0.01 per diluted share, as compared to a net loss of ($7.1 million), or ($0.18) per diluted share, for the first half of 2012.

2013 Guidance

Based on the company’s performance in the first half, Hill is adjusting upwards the guidance that it gave earlier this year.  The company currently estimates that 2013 consulting fee revenue will be between $510 million and $525 million, which would equate to growth compared to 2012 of between approximately 22% and 26%.  The prior guidance was for consulting fee revenue of between $500 million and $520 million.

Business Segment Results

In addition to providing consolidated financial results, Hill also reports separate financial results for its two operating segments: the Project Management Group and the Construction Claims Group.

Project Management Group.  Hill’s Project Management Group provides program management, project management, construction management, project management oversight, troubled project turnaround, staff augmentation, project labor agreement consulting, commissioning, estimating and cost management, and labor compliance services.

Total revenue at Hill’s Project Management Group during the second quarter of 2013 was a record $117.6 million, an increase of 28.0% from the second quarter of 2012.  Consulting fee revenue for the second quarter at the Projects Group was a record $99.0 million, an increase of 28.3% from the second quarter of last year.  Operating profit for the Projects Group for the second quarter of 2013 was a record $13.3 million, an increase of 88.4% from last year’s second quarter.

Total revenue at the Projects Group during the first half of 2013 was a record $225.2 million, an increase of 24.4% from the first half of 2012.  Consulting fee revenue for the Projects Group during the first half was a record $194.0 million, an increase of 29.0% from the first half of last year.  Operating profit for the Projects Group for the first half of 2013 was a record $25.7 million, an increase of 141.6% from last year’s first half.

Construction Claims Group.  Hill’s Construction Claims Group provides claims consulting, management consulting, litigation support, expert witness testimony, cost/damages assessment, delay/disruption analysis, adjudication, lender advisory, risk management, forensic accounting, fraud investigation and project neutral services.

Total revenue at Hill’s Construction Claims Group during the second quarter of 2013 was a record $30.9 million, an increase of 12.1% from the second quarter of 2012.  Consulting fee revenue for the second quarter at the Claims Group was a record $29.4 million, an increase of 9.5% from last year’s second quarter.  Operating profit for the Claims Group for the second quarter of 2013 was $3.4 million, an increase of 34.1% from the prior year’s quarter.

Total revenue at the Claims Group during the first half of 2013 was $59.4 million, an increase of 9.3% from the first half of 2012.  Consulting fee revenue at the Claims Group for the first half was $57.0 million, an increase of 7.7% from the first half of last year.  Operating profit for the Claims Group for the first half of 2013 rose to a record $5.8 million, an increase of 57.2% over the first half of 2012.

The acquisition of Binnington Copeland & Associates, which closed at the end of May 2013, did not have a material impact on the financial results of the Claims Group in the second quarter.

Conference Call

David L. Richter, Hill’s President and Chief Operating Officer, and John Fanelli III, Hill’s Senior Vice President and Chief Financial Officer, will host a conference call on August 6, 2013, at 11:00 am Eastern Time to discuss the financial results for the second quarter and first half ended June 30, 2013.  Interested parties may participate in the call by dialing (877) 423-9820 (Domestic) or (201) 493-6749 (International) approximately 10 minutes before the call is scheduled to begin and asking to be connected to the Hill International conference call.  The conference call will also be broadcast live over the Internet.  To listen to the live call, please go to the “Investor Relations” section of Hill’s website at www.hillintl.com, and click on “Financial Information,” and then “Conferences and Calls”.  Please go to the website at least 15 minutes early to register, download and install any necessary audio software.  If you are unable to participate in the live call, the conference call will be archived and can be accessed for approximately 90 days.

About Hill International

Hill International, with 3,900 employees in 100 offices worldwide, provides program management, project management, construction management, construction claims and other consulting services primarily to the buildings, transportation, energy environmental and industrial markets.  Engineering News-Record magazine recently ranked Hill as the 9th largest construction management firm in the United States.  For more information on Hill, please visit our website at www.hillintl.com.

Forward-Looking Statements

Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby.  Except for historical information, the matters set forth herein including, but not limited to, any projections of revenues, earnings or other financial items; any statements concerning our plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance, are forward-looking statements.  These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties.  Although we believe that the expectations, estimates and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements.  Important factors that could cause our actual results to differ materially from estimates or projections contained in our forward-looking statements are set forth in the Risk Factors section and elsewhere in the reports we have filed with the Securities and Exchange Commission.  We do not intend, and undertake no obligation, to update any forward-looking statement.

(HIL-F)

HILL INTERNATIONAL, INC. AND SUBSIDIARIES

EARNINGS RELEASE TABLES

(In 000’s, Except Per Share Data)

(Unaudited)

Consolidated Statement of Operations

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012

Consulting fee revenue	$128,427	$104,069	$250,983	$203,266
Reimbursable expenses	20,037	15,359	33,554	31,975
Total revenue	148,464	119,428	284,537	235,241

Cost of services	75,357	59,801	148,055	118,263
Reimbursable expenses	20,037	15,359	33,554	31,975
Total direct expenses	95,394	75,160	181,609	150,238

Gross profit	53,070	44,268	102,928	85,003

Selling, general and administrative expenses	43,230	41,071	85,689	84,543

Operating profit	9,840	3,197	17,239	460

Interest expense and related financing fees, net	6,281	3,150	11,768	7,991

Earnings (loss) before income taxes	3,559	47	5,471	(7,531)
Income tax expense (benefit)	2,288	(471)	4,162	(1,512)

Consolidated net earnings (loss)	1,271	518	1,309	(6,019)

Less: net earnings - noncontrolling interests	552	842	970	1,041

Net earnings (loss) attributable to Hill International, Inc.	$719	$(324)	$339	$(7,060)

Basic earnings (loss) per common share - Hill International, Inc.	$0.02	$(0.01)	$0.01	$(0.18)
Basic weighted average common shares outstanding	38,826	38,590	38,745	38,558

Diluted earnings (loss) per common share - Hill International, Inc.	$0.02	$(0.01)	$0.01	$(0.18)
Diluted weighted average common shares outstanding	38,943	38,590	38,950	38,558

Selected Segment Data

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012

Project Management

Consulting fee revenue	$98,979	$77,175	$193,977	$150,316

Total revenue	$117,588	$91,880	$225,167	$180,918

Gross profit	$36,390	$29,351	$71,115	$55,843

Gross profit as a percent of consulting fee revenue	36.8%	38.0%	36.7%	37.2%

Selling, general and administrative expenses	$23,056	$22,272	$45,425	$45,209

SG&A expenses as a percentage of consulting fee revenue	23.3%	28.9%	23.4%	30.1%

Operating profit	$13,334	$7,079	$25,690	$10,634

Operating profit as a percent of consulting fee revenue	13.5%	9.2%	13.2%	7.1%

Construction Claims

Consulting fee revenue	$29,448	$26,894	$57,006	$52,950

Total revenue	$30,876	$27,548	$59,370	$54,323

Gross profit	$16,680	$14,917	$31,813	$29,160

Gross profit as a percent of consulting fee revenue	56.6%	55.5%	55.8%	55.1%

Selling, general and administrative expenses	$13,296	12,393	$25,990	$25,456

SG&A expenses as a percentage of consulting fee revenue	45.2%	46.1%	45.6%	48.1%

Operating profit	$3,384	$2,524	$5,823	$3,704

Operating profit as a percent of consulting fee revenue	11.5%	9.4%	10.2%	7.0%

Selected Other Financial Data

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012

Consulting fee revenue	$128,427	$104,069	$250,983	$203,266

Total revenue	$148,464	$119,428	$284,537	$235,241

Gross profit	$53,070	$44,268	$102,928	$85,003

Gross profit as a percentage of consulting fee revenue	41.3%	42.5%	41.0%	41.8%

Selling, general and administrative expenses (excluding corporate expenses)	$36,352	$34,665	$71,415	$70,665

Selling, general and administrative expenses (excluding corporate expenses) as a percentage of consulting fee revenue	28.3%	33.3%	28.5%	34.8%

Corporate expenses	$6,878	$6,406	$14,274	$13,878

Corporate expenses as a percentage of consulting fee revenue	5.4%	6.2%	5.7%	6.8%

Operating profit	$9,840	$3,197	$17,239	$460

Operating profit as a percent of consulting fee revenue	7.7%	3.1%	6.9%	0.2%

Effective income tax rate	64.3%	(1,002.1)%	76.1%	20.1%

Selected Balance Sheet Data

	June 30, 2013	December 31, 2012

Cash and cash equivalents	$21,825	$16,716
Accounts receivable, net	$235,964	$211,176
Current assets	$294,139	$257,270
Total assets	$445,993	$421,673
Current liabilities	$149,539	$150,135
Total debt	$133,591	$109,456
Stockholders’ equity:
Hill International, Inc. share of equity	$125,529	$127,546
Noncontrolling interest	$12,151	$13,557
Total equity	$137,680	$141,103

EBITDA Reconciliation

(Unaudited)

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the second quarter of 2013 were $11.9 million compared to $5.4 million in the second quarter of 2012. EBITDA for the first six months of 2013 were $21.5 million compared to $5.7 million in the first six months of 2012. EBITDA is not a measure of financial performance under generally accepted accounting principles (“GAAP”). Management believes EBITDA, in addition to operating profit, net earnings and other GAAP measures, is a useful indicator of Hill’s financial and operating performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP. A reconciliation of EBITDA to the most directly comparable GAAP measure in accordance with SEC Regulation S-K follows:

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012

Net earnings (loss)	$719	$(324)	$339	$(7,060)
Interest expense, net	6,281	3,150	11,768	7,991
Income tax expense (benefit)	2,288	(471)	4,162	(1,512)
Depreciation and amortization	2,657	3,017	5,196	6,322
EBITDA	$11,945	$5,372	$21,465	$5,741